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                      ADVANCED COMMUNICATIONS GROUP, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT


         This Nonqualified Stock Option Agreement ("Option Agreement") is between Advanced Communications Group, Inc., a Delaware corporation (the "Company"), and ___________________ ("Optionee"), who agree as follows:

         Section 1. Introduction. The Company has heretofore adopted the Advanced Communications Group, Inc. 1997 Stock Awards Plan (the "Plan") for the purpose of allowing key employees of the Company and its Affiliates (as defined in the Plan) to acquire and maintain stock ownership in the Company and to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. The Company, acting through the Compensation Committee (the "Committee") of its Board of Directors (the "Board"), has determined that its interests will be advanced by the issuance to Optionee of a nonqualified stock option under the Plan.

         Section 2. Option. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company ____________ (__________) shares of the Company's common stock, $.0001 par value ("Stock"), at a price per share equal to ___________________________________ per share.

         Section 3. Option Period. The Option is granted on ________, ______ ("Date of Grant"). The Option herein granted may be exercised by Optionee in whole or in part at any time during a __________ period beginning on the Date of Grant (the "Option Period"), subject to the limitation that the Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option in accordance with the following schedule:

         Date of                                       Percentage of
         Exercise                                   Shares Purchasable
         --------                                   ------------------




Notwithstanding anything in this Option Agreement to the contrary, the Committee, in its sole discretion may waive the foregoing schedule of vesting and upon written notice to Optionee, accelerate the earliest date or dates on which any of the Options granted hereunder are exercisable.

         Section 4. Procedure for Exercise. The Option herein granted may be exercised by the delivery by Optionee of written notice to the Secretary of the Company setting forth the number of

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shares of Stock with respect to which the Option is being exercised. The notice shall be accompanied by, at the election of the Optionee, (i) cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company, (ii) certificates representing shares of Stock theretofore owned by Optionee duly endorsed for transfer to the Company, or (iii) any combination of the preceding, equal in value to the aggregate exercise price. Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Stock in accordance with this Plan, shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of share for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Stock as of such date.

         As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee at the address specified pursuant to this
Section 4.

         In addition, Optionee may exercise the Option by delivering a written notice to the Secretary of the Company, directing (a) an immediate market sale or margin loan respecting all or a part of the shares of Stock to which he is entitled upon exercise of the Option pursuant to an extension of credit by the Company to Optionee of the exercise price, (b) the delivery of the shares of Stock from the Company directly to a brokerage firm, and (c) the delivery of the exercise price from the sale or margin loan proceeds from the brokerage firm directly to the Company.

         Section 5. Termination of Employment. If Optionee ceases to be employed by the Company or its Affiliates for any reason any Option which is exercisable on the date of such termination of employment may be exercised at any time during the Option Period.

         Section 6. Disability or Death. In the event that Optionee dies or is determined to be disabled while Optionee is employed by the Company, the options previously granted to Optionee may be exercised (to the extent Optionee would have been entitled to do so at the date of death or the determination of disability) at any time and from time to time, within the Option Period after such death or determination of disability, by the Optionee, the guardian of Optionee's estate, the executor or administrator of Optionee's estate or by the person or persons to whom Optionee's rights under this Option Agreement shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after its expiration under the terms of this Option Agreement. An Optionee

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shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, Optionee is incapable of performing services for the Company of the kind Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

         Section 7. Transferability. This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution or pursuant to a transfer which is incident to a divorce, as described in Code Section 1041(a). During the lifetime of Optionee, the Option shall be exercisable only by Optionee or his authorized legal representative. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

         Section 8. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 4 of this Option Agreement.

         Section 9. Extraordinary Corporate Transactions. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the Company effects a subdivision or consolidation by the Company, the number of shares of Stock with respect to which the Option may be exercised shall be adjusted in accordance with Section XII(a) of the Plan. If the Company recapitalizes or otherwise changes its capital structure, the number of shares of Stock subject to the Option shall be determined pursuant to Section XII(b) of the Plan. In the event of a "Change of Control" (as defined in the Plan), the Options granted hereunder shall immediately vest and become exercisable and shall be governed by Section XII(c) of the Plan.

         Section 10. Changes in Capital Structure. If the outstanding shares of Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed by reason of recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization not otherwise provided for by Section 9 of this Option

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Agreement, the Option shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock subject to the Option.

         Section 11. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under Section 7 of this Option Agreement) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

         Section 12. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

         Section 13. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

         Section 14. No Right to Employment or Directorship. Optionee shall be considered to be in the employment of the Company so long as he remains an employee of the Company or its Affiliates. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company.

         Section 15. Resolution of Disputes. As a condition of the granting of the Option hereby, Optionee, and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

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         Section 16. Legends on Certificate. The certificates representing the shares of Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

         Section 17. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Advanced Communications Group, Inc., ___________________________________, Attention: Secretary. Any notice given by the Company to Optionee directed to Optionee at the address on file with the Company shall be effective to bind Optionee and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

         Section 18. Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Section 7 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

         Section 19. Agreement Subject to Plan. This Option Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

         Section 20. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

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         IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed as of the ____ of _________, ______.


                                            ADVANCED COMMUNICATIONS GROUP, INC.

                                            By:
                                               ---------------------------------
                                               [Name of Chief Executive Officer]
                                               Chief Executive Officer


                                            OPTIONEE


                                            ------------------------------------
                                            [Name of optionee]

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